McGLADREY & PULLEN
Certified Public Accountants                       McGladrey & Pullen, LLP
                                                   One Valley Square, Ste. 250
                                                   512 Township Line Road
                                                   Blue Bell, PA 19422-2700
                                                   O 215-641-8600 F 215-641-8680




Consent of Independent Registered Public Accounting Firm






We consent to the incorporation by reference in this Registration Statement of Parke Bancorp, Inc. on Form S-8 of our report, dated January 20, 2006, appearing in the Annual Report on Form 10-K of Parke Bancorp, Inc. for the year ended December 31, 2005.







Blue Bell, Pennsylvania
May 15, 2006                                /s/McGladrey & Pullen, LLP
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                                            McGladrey & Pullen, LLP




McGladrey & Pullen, LLP is a member firm of RSM International- an affiliation of separate and independent legal entities.